Exhibit 32.1

Nova Star Innovations, Inc.

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350

The undersigned executive officer of Nova Star Innovations, Inc. certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.

the annual report on Form 10-K of the Company for the year ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  March  27, 2009

/s/ Mark S. Clayton

Mark S. Clayton

Principal Executive Officer

Principal Financial Officer